Exhibit 99.1

REDUX HOLDINGS COMPLETES ACQUISITION OF CONTROLLING INTEREST OF NATURADE, INC.

Los Angeles - August 14, 2006 — Redux Holdings, Inc, (Pink Sheets: RDXH) today announced that it has successfully completed the acquisition of a controlling interest in Naturade, Inc. (OTCBB: NRDC). A Form 8-K has been filed with the Securities and Exchange Commission on behalf of Naturade, Inc.

Naturade, Inc. is a leading marketer of scientifically supported natural products formulated to improve the health and well-being of consumers.

Adam Michelin, CEO and Chairman of Redux Holdings stated, “I am pleased to announce today’s acquisition. Effective immediately, Richard Munro will step in as CEO of Naturade. Bill Stewart will continue in his role as President. I am confident that their combined leadership and experience will ensure positive forward progress within the Naturade organization for many years to come.”

Mr. Munro, who will serve as CEO of Naturade, has over 20 years experience in executive leadership, operations and turnarounds in both mature and entrepreneurial environments. “I look forward to the tremendous opportunity at Naturade. The company has a rich history and heritage that will serve as a strong platform for future business endeavors” said Mr. Munro.

Bill Stewart, who has served as CEO and President of Naturade for the past eight years, commented on the acquisition, “I am excited about the involvement of Redux with Naturade and look forward to the opportunity to work with Adam and Richard to maximize the Naturade brands.”

Naturade’s top selling brands include Naturade Total Soy®, a full line of nutritionally complete meal replacements for weight loss and cholesterol reduction available in several flavors of powders, ReVivexTM, a line of healthy joint and arthritis pain relief products, Symbiotics® Colostrum PlusTM an immune booster product line as well as AgelessTM, an anti-aging product line. Over the years, Naturade has broadened its focus to target to the rapidly growing opportunity in the weight loss category and has repositioned its long established line of high protein boosters targeted to low carbohydrate dieters.

Founded in 1926, Naturade products can be found in health food stores and natural foods supermarkets as well as traditional supermarkets, mass merchandisers, club stores and drug stores.

Redux Holdings acquires the assets of companies and isolates, recombines and manages those assets to increase their value and develop profitable strategic options. The Company is distinguished by the extensive experience of its personnel in quickly identifying, analyzing and stabilizing these businesses opportunities and effecting rapid turnaround and asset monetization.

For additional information on Redux Holdings, Inc., visit the company’s website at www.reduxholdings.com. Investor information, including an investor fact sheet, is available for download at www.firstcapitalinvestors.com.

“SAFE HARBOR”
This press release may contain forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 2 1E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ‘possible’ and ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Investor Relations:
First Capital Investors, Inc
Trey Meehan
321-221-2910
RDXH@firstcapitalinvestors.com